           Cao Tian Cosmetic Holdings Limited and Subsidiaries




                        Audited financial statements
                        ----------------------------

             Periods from October 1, 1993 to September 30,1996



Contents                                                           Pages
--------                                                           -----

Audit report on financial statements..................................1


Statements of Income and Retained Earnings............................2


Balance Sheet.........................................................3


Statement of cash flows...............................................4


Notes to the financial statements....................................5-8

                                 LEE & BERG
                       CERTIFIED PUBLIC ACCOUNTANTS
----------------------------------------------------------------------------
US Address: 16 Soundview Road, Glen Cove, New York 11542. U.S.A.
           Tel: (718) 274-8375   Fax: (718) 274 8453

Hong Kong Office: Room 1003, 39 Chatham Road South, TST, Kowloon, Hong Kong.
      Tel: (852)2882-5699, 2301-4388   Fax (852) 2504-5336
----------------------------------------------------------------------------



                 Report on the Audited Financial Statements


To the Board of Directors of
Cao Tian Cosmetic Holdings Limited and Subsidiaries

We have audited the accompanying balance sheet Of Cao Tian Cosmetic Holdings Limited as of September 30, 1996, 1995 and 1994, and the related statements of income, shareholders' equity for each of the three years in the period ended September 30, 1996, and and cash flows for each of the two years for 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cao Tian Cosmetic Holdings Limited as of September 30, 1996, 1995, and 1994 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996 in conformity with generally accepted accounting principles.







/s/ Lee & Berg CPAs LLP
Lee & Berg CPAs, LLP
Glen Cove, New York
November 4,1996

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             Cao Tian Cosmetic Holdings Limited and Subsidiaries


                     Statements of Income and Expenses


                      Fiscal years ended September 30


                                          1996         1995          1994
                                      --------------------------------------
Statement of Income
-------------------
Sales                                 $18,146,691  $13,089,193  $ 8,246,286
Cost of sales                          13,026,144    9,124,960    5,737,013
                                      --------------------------------------
Gross profit                            5,120,547    3,964,233    2,509,273
Selling expenses                        1,257,725      843,542    1,203,825
General and administration expenses       685,790      797,990       45,374
                                      --------------------------------------
Operating profit                        3,177,032    2,322,701    1,260,074
Financial expenses                        420,690      475,496      208,387
Other income/(expense)                   (108,770)       1,212       (1,663)
                                      --------------------------------------
Income before tax                       2,647,572    1,848,417    1,050,024
Tax (Note 3)                              397,136         -            -
                                      --------------------------------------
Net Income                             $2,250,436  $ 1,848,417  $ 1,050,024
                                      ======================================





                     Statements of Retained Earnings


Statement of Retained Earnings
------------------------------

Retained Earnings, October 1             $129,615     $242,359     $129,016
Net Income                              2,250,436    1,848,417    1,050,024
Less: Distribution                     (1,081,035)  (1,961,161)    (936,681)
                                      --------------------------------------
Retained Earnings, September 30        $1,299,016     $129,615     $242,359
                                      ======================================

The notes on pages 5 to 8 form an integral part of these financial statements.


                                                                  Unaudited



            Cao Tian Cosmetic Holdings Limited and Subsidiaries



                            Balance Sheets


                 For the periods ended September 30,

Assets
                                                    1996          1995          1994
                                              -------------------------------------------
Current assets
  Cash and cash equivalents (Note 2)                $146,693      $136,452       $80,802
  Accounts receivable (Net)(Note 2)                2,275,856     2,469,520     1,593,355

  Inventories loss allowances (Notes 2,4)          2,651,750     2,642,245     1,344,714
  Deposits, other receivables                         20,220        96,599        29,014
                                              -------------------------------------------
Total current assets                               5,094,519     5,344,816     3,047,885

Fixed assets (Note 2)
  Land & buildings                                 9,483,815     3,902,964     2,979,108
  Machine & others                                 2,562,952     1,802,095     1,575,135
Less: Acc depreciation                             1,127,676       570,157       455,157
                                              -------------------------------------------
Fixed assets (net)                                10,919,092     5,134,902     4,099,066

Other Assets
  Construction in Progress (Note 2)                  417,687       312,105       102,853
                                              -------------------------------------------
Total assets                                     $16,431,298   $10,791,823    $7,249,824
                                              ===========================================


Liabilities & owners' equity

Current liabilities
  Short term loans (Note 5)                       $3,358,759    $2,443,554    $2,145,940
  Other payables                                   2,274,757     3,485,489     2,004,118
                                              -------------------------------------------
Total current liabilities                          5,633,516     5,929,043     4,150,068

Minority interest                                    128,879        90,214        63,505
Long Term Liabilities                              1,888,192       361,446             0
                                              -------------------------------------------
Total Liabilities                                  7,850,587     6,380,703     4,213,561

Owners' equity
  Stock (Note 6)                                   7,481,695     4,281,505     2,793,904
  Retained earnings                                1,299,016       129,615       242,359
                                              -------------------------------------------
Total owners' equity                               8,780,711     4,411,120     3,036,263


Total Liabilities                             -------------------------------------------
and Owners' Equity                               $16,431,298   $10,791,823    $7,249,824
                                              ===========================================



The notes on pages 5 to 8 form an integral part of these financial statements.

                                                                  Unaudited



            Cao Tian Cosmetic Holdings Limited and Subsidiaries

                     Statement of Cash Flows

              Periods from October 1 to September 30



                                                     1996          1995

                                              ------------------------------
Cash flows from operating activities:
  Net income                                      $2,250,436    $1,848,417
  Depreciation                                       557,518       115,000
                                              ------------------------------
                                                   2,807,954     1,963,417

Changes in operating assets and liabilities:
  Accounts receivable                                193,664      (876,165)
  Deposits, prepayments and other receivables         76,379       (67,585)
  Inventories (net)                                   (9,505)   (1,297,531)
  Other payable and charges                       (1,210,732)        1,796
  Minority interest                                   38,665        26,709
  Long term liabilities                            1,526,746       361,446
                                              ------------------------------
  Subtotal                                           616,217    (1,851,330)
Cash flows from investing activities:
  Land, buildings, acquired                       (4,368,384)     (923,856)
  Machinery & others acquired                       (760,857)     (226,960)
  Construction in progress                          (105,582)     (209,252)
                                              ------------------------------
  Subtotal                                        (5,234,823)   (1,360,068)
Cash flows from financing activities:
  Proceeds from bank loans                           915,205       297,614
  Repayments of bank loans                        (1,210,732)    1,481,373
  Capital increase                                 3,200,190     1,487,601
  Profit distribution                             (1,081,035)   (1,961,161)
                                              ------------------------------
  Subtotal                                         1,823,628     1,305,427
                                              ------------------------------
Total cash increase                                   10,241        55,650
Cash and cash equivalents at beginning of
  the period (October 1)                             136,452        80,802
Cash and cash equivalents at end of the
  period (December 31)                               146,693       136,452
                                              ------------------------------
Net increase in cash and cash equivalents            $10,241       $55,650
                                              ==============================


The notes on pages 5 to 8 form an integral part of these financial statements.

Cao Tian Cosmetic Holdings Limited and Subsidiaries
Notes to the financial statements - September 30, 1996

1.  General

Cao Tian Cosmetic Holdings Limited (called CTC Holdings Limited) is a leader in the cosmetic industry in the People's Republic of China (PRC). The Company was founded by Mr. Paul K. Tso and his family members under the name CTC Holdings Limited in 1992. Mr. Paul Tso is a British Hong Kong entrepreneur, who devoted all his energy in developing PRC's cosmetic industry.

The Company is a Sino-foreign equity joint venture incorporated in PRC with headquarters located in Shanghai, the largest city in China. The Company engages in the manufacture and sale of cosmetic products and cosmetic related chemical ingredients. Products are also being sold to other Asian countries to meet the growing demand of personal beauty care needs. In 1996, to accelerate its growth, the Company invited Joe Allen Holdings Limited, a British Virgin Islands (BVI) company, to be its shareholder with a 30% equity interest.

The Company has two (2) main factories. One is located in the Pu Dong District of Shanghai (called CTC), which manufactures various cosmetic products, including skin care cream, perfumes, shampoo, lipsticks, and tonics. The other factory located at Zang Zha Gang Township, , 60 miles away from Shanghai (called ZAAF). ZAAF manufactures cosmetic ingredients including Igepon A, Igepon T-12, ASEA, cleanser, softener, and other chemical by-products. Currently the Company employs approximately 500 staff and workers. The Company has established 27 regional marketing offices in PRC for its sales and distribution network. It also has real estate investments in Macao, and Shanghai. The Company also maintains a marketing office in Hong Kong for overseas sales.

The Company has signed an agreement with a French cosmetic company; Innopharm S.A.R.L., to manufacture and distribute KORI beauty cream and other products for the PRC market.

To anticipate growing market demand, the Company has strengthened its management team and invited a senior executive from a well-known Hong Kong public listed company, to be its shareholder and President. The new President will be responsible for the receipt of international ISO-9002 quality certificates in 1997.


2.  Principal Accounting Policies

(a)  Property, plant and equipment

Fixed assets are recorded at cost. Depreciation is calculated to write off their cost (after deducting the scrap value) on the straight line basis over their expected useful lives. The useful lives used for this purpose are:

      Buildings                         30 years
      Machinery, equipment and others    8 years

(b)  Inventories

Inventories are stated at the lower of cost or market value. Cost includes direct materials, direct labor and an appropriate proportion of manufacturing overhead. (Refer to Note 4 for details)



Refer to report on page 1

Cao Tian Cosmetic Holdings Limited and Subsidiaries
Notes to the financial statements - September 30, 1996


2.  Principal Accounting Policies (cont'd)

(c)  Accounts Receivable

Provision has been made against accounts receivable to the extent which they are considered to be doubtful. Provisions of Bad debt in the amount of US $49,872, $36,527, $25,689 were made for 1996, 1995 and 1994. Accounts receivable in the balance sheet are stated net of such a provision.

(d)  Foreign Currency Translation

The company maintains its books and records in PRC currency (RMB) and translates the RMB currency into United States dollars. Foreign currency transactions are translated into United states dollars at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at the applicable rates prevailing at the balance sheet date. Exchange differences resulting from the above translation policy are included in the statement of income.

(e)  Income Taxes

Current income tax is provided at the applicable tax rates on the estimated taxable income of the company determined in accordance with the relevant imcome tax laws and regulations pertinent to Sino-foreign joint venture companies.

Deferred income taxes are provided using the liability method under Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes". Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement basis of assets and liabilities. The tax consequences of these differences are classified as current or non-current based on the classification of the related asset or liability for financial reporting.

(f)  Cash and Cash Equivalents

Cash and short-term highly liquid investments which are readily convertible into cash and have an original maturity of three months or less at the date of acquisition, are classified as cash and cash equivalents.

(g)  Banking Practice

It is a general banking practice in PRC that banks grant loans to customers on a revolving basis. Normally, each loan term is for a period of less than one year. (Refer to Note 5)

(h) Due to market demand, Company has been in expansion mode by building office. Construction when completed is re-classified as a building under Fixed assets.


Refer to report on page 1

Cao Tian Cosmetic Holdings Limited and Subsidiaries
Notes to the financial statements - September 30, 1996

2.  Principal Accounting Policies (cont'd)

(i)  Basis of Consolidation

The accompanying consolidated financial statements include the accounts of CTC and its subsidiary ZAAF. CTC owns 90% of ZAAF. For the consolidated financial statements purposes, all significant inter company balances and transactions have been eliminated in the consolidation. ZAAF's 10% minority interest in CTC is disclosed as a liability and the related profit is deducted as other expenses, which is in accordance with FASB-94.

(j)  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(k)  Revenue Recognition

Product sales revenue is recognized upon transfer of title to goods.


3  Income Tax

In accordance with the relevant income tax laws applicable to foreign joint venture companies established in the PRC, the company is entitled to full exemption from income tax for two years from the first profit-making year of operations, followed by 50% reduction in tax rate for the next three years.

In 1996, the company has recorded a 15% tax (50% of 30% of tax rate) for income tax purposes. The company is also exempt from paying the local tax of 3% on the taxable income for the period.


4  Inventories

In addition to the information stated in the Note 2(b), the components of inventories are as follows.

                                          1996          1995         1994
                                          ----          ----         ----
     Raw materials                  $1,203,802    $1,152,019     $629,326
     Work in process                   240,964       295,931      168,089
     Finished goods                  1,206,984     1,194,295      547,299
                                    ----------    ----------    ---------
                                    $2,651,750    $2,642,245   $1,344,714


Refer to report on page 1

Cao Tian Cosmetic Holdings Limited and Subsidiaries
Notes to the financial statements - September 30, 1996

5  Short Term Bank Loans

For interest rate control purposes, it is the PRC banking practice to give customer loans for a period normally less than one year. However, the loan upon maturity can be automatically rolled-over on a revolving basis in the following year, upon re-application of the same loans.


6  Stock

There are 200,000,000 shares of common stock with par value US$.10/share authorized, and 74,816,950 shares, 42,815,050 shares, and 27,939,040 shares are issued in 1996, 1995 and 1994 respectively.


7  Commitments and Contingencies

(a)  The company owns its buildings and therefor has no rental commitments.

(b) Some of the export sales, less than 10% of total ZAAF sales, are made through government agencies: the import and export companies. The percentage of export sales through government export agencies is being reduced, because of the companies own marketing effort. This is being done by the establishment of a sales office in Hong Kong.


8  Infomation by Industry Segment and Geographic Region.

Currently, all of the company's sales are made in Asia with a majority of these sales in the PRC. Although products made by the ZAAF factory are intended as CTC raw material, some ZAAF by-products are sold to the PRC chemical industry or exported. Management has signed contracts in the amount of US$3 millions for cosmetics with three Southeast Asian dealers for export of the company's cosmetics to Malaysia, Thailand and Singapore in October and November 1996. Management has advised that export sales are expected to increase in the coming years.


9  Related Party Transactions

All related party transactions are reviewed and disclosed in accordance with FASB-57.